                                                             EXHIBIT 4.2

  UPO-1                UNDERWRITER'S UNIT PURCHASE OPTION

                         Dated:  ________________, 1997

          THIS CERTIFIES THAT _________________________________ is entitled to purchase from ROCKWELL MEDICAL TECHNOLOGIES, INC., a Michigan corporation (the "Company"), ______Units at a purchase price of $_______ per Unit (the "Exercise Price"), subject to adjustment as provided in paragraph 8 hereof, at any time during the four-year period commencing one (1) year from the date hereof. Each Unit consists of one (1) share of the Company's common stock, no par value per share (the "Common Stock") and two (2) Class A redeemable common stock purchase warrants (the "Warrants"), each Warrant exercisable to purchase one share of Common Stock at an initial exercise price of $4.50 per share (the "Redeemable Warrant Exercise Price"). This Underwriter's Warrant (the "Underwriter's Warrant") is one of a series of Underwriter's Warrants to purchase, in the aggregate, up to 150,000 Units issued pursuant to an Underwriting Agreement dated ___________, 1997, among the Company and Maidstone Financial, Inc. (the "Underwriter"), in connection with a public offering, through the Underwriter, of 1,500,000 Units as therein described (and up to 225,000 additional Units covered by an over-allotment option granted by the Company to the Underwriter, hereinafter referred to together with the 1,500,000 Units, as the "Public Units") and in consideration of $10.00 received by the Company for the Underwriter's Warrants. Each Public Unit consists of one share of Common Stock and two redeemable common stock purchase warrants each to purchase one share of common stock (the "Public Warrants"). Except as specifically otherwise provided herein, the Units, as well as the shares of Common Stock and Redeemable Warrants included in the Units issuable pursuant to the Underwriter's Warrant shall have the same terms and conditions as the Public Units, the Common Stock and the Public Warrants, respectively, as described under the caption "Description of Securities" in the Company's Registration Statement on Form SB-2, File No. 33-_______ (the "Registration Statement"), except that the Holders shall have registration rights under the Securities Act of 1933, as amended (the "Act"), for the Underwriter's Warrant, the Common Stock and Redeemable Warrants included in the Units, and the Common Stock purchasable upon exercise of the Redeemable Warrants, as more fully described in paragraph 6 herein.

               1. The rights represented by the Underwriter's Warrant shall be exercised at the price, subject to adjustment in accordance with paragraph 8 hereof, and during the periods as follows:

                    (a) During the period from the date hereof to ___________, 1998 (the "First Anniversary Date"), inclusive, the Holders shall have no right to purchase any Units hereunder, except that in the event of any merger, consolidation or sale of substantially all the assets of the Company as an entirety prior to the First Anniversary Date, the Holders shall have the right to exercise the Underwriter's Warrant at such time and into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock and Redeemable Warrants into which the Underwriter's Warrant might have been exercisable immediately prior thereto.

          (b)  Between __________, 1998 and ___________, 2002 (the
               "Expiration Date") inclusive, the Holders shall have the option to purchase Units hereunder at a price of $5.04 per Unit (120% of the initial public offering price), subject to adjustment as provided in paragraph 8 hereof.

          (c) After the Expiration Date, the Holders shall have no right to purchase any Units hereunder.

      2. (a) The rights represented by the Underwriter's Warrant may be exercised at any time within the periods above specified, in whole or in part, by (i) the surrender of the Underwriter's Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holders at the addresses of the Holders appearing on the books of the Company); (ii) payment to the Company of the exercise price then in effect for the number of Units specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) delivery to the Company of a duly executed agreement signed by the person(s) designated in the purchase form to the effect that such person(s) agree(s) to be bound by the provisions of paragraph 6 and subparagraphs (b), (c) and (d) of paragraph 7 hereof. The Underwriter's Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date the Underwriter's Warrant is surrendered and payment is made in accordance with the foregoing provisions of this paragraph 2, and the person or persons in whose name or names the certificates for shares of Common Stock and Redeemable Warrants shall be issuable upon such exercise shall become the holder or holders of record of such Common Stock and Redeemable Warrants at that time and date. Certificates representing the Common Stock and Redeemable Warrants so purchased shall be delivered to the Holders within a reasonable time, not exceeding ten
(10) days, after the rights represented by this Warrant shall have been so exercised.

          (b) Notwithstanding anything to the contrary contained in subparagraph (a) of paragraph 2, the Holders may elect to exercise this Underwriter's Warrant in whole or in part by receiving Units equal to the value (as determined below) of this Underwriter's Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to the Holders a number of Units computed using the following formula:

            X = Y(A-B)
                -----
                 A

  Where:    X =  the number of Units to be issued to the Holders;

            Y = the number of Units to be exercised under this Underwriter's Warrant;

            A = the current fair market value of one share of Common Stock (calculated as described below); and

            B =  the Exercise Price.

          As used herein, the current fair market value of Common Stock shall mean the greater of (x) the average of the closing prices of the Company's Common Stock sold on all securities exchanges on which the Common Stock may at the time be listed and the NASDAQ National Market, or, if there have been no sales on any such exchange or the NASDAQ National Market on such day, the average of the highest bid and lowest asked price on such day on The Nasdaq SmallCap Market or otherwise in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization (the "Market Price"), on the trading day immediately preceding the date notice of exercise of this Underwriter's Warrant is given or (y) the average of the Market Price per share of Common Stock for the five trading days immediately preceding the date notice of exercise of this Underwriter's Warrant is given. If on any date for which the Market Price per share of Common Stock is to be determined the Common Stock is not listed on any securities exchange or quoted on the NASDAQ National Market or on The Nasdaq SmallCap Market or otherwise in the over-the-counter market, the Market Price per share of Common Stock shall be the highest price per share which the Company could then obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless prior to such date the Company has become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the Market Price per share of Common Stock shall be deemed to be the value received by the holders of the Company's Common Stock for each share thereof pursuant to the Company's acquisition.

          3. The Underwriter's Warrant and the securities issuable upon exercise thereof shall not be transferred, sold, assigned, or hypothecated for a period of one year commencing on the Effective Date except that it may be transferred to successors of the Holders, and may be assigned in whole or in part to any person who is an officer of either of the Holders or to any member of the selling group and/or the officers or partners thereof during such period. In the event that the Underwriter's Warrant is transferred after one year from the Effective Date, it must be exercised immediately upon such transfer and, if not exercised immediately upon transfer, the Underwriter's Warrant shall lapse. Any such assignment shall be effected by the Holders by (i) executing the form of assignment at the end hereof and (ii) surrendering the Underwriter's Warrant for cancellation at the office or agency of the Company referred to in paragraph 2 hereof, accompanied by a certificate (signed by an officer of each of the Holders if the Holders are corporations), stating that each transferee is a permitted transferee under this paragraph 3; whereupon the Company shall issue, in the name or names specified by the Holders (including the Holders) a new Underwriter's Warrant or Warrants of like tenor and representing in the aggregate rights to purchase the same number of Units (consisting of the same number of shares of Common Stock and Redeemable Warrants) as are purchasable hereunder.

          4. The Company covenants and agrees that all shares of Common Stock which may be purchased hereunder or upon exercise of the Redeemable Warrants will, upon issuance against payment of the purchase price therefor, be duly and validly issued, fully paid and nonassessable, and no personal liability will attach to the holder thereof. The Company further covenants and agrees that, during the periods within which the Underwriter's Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the Underwriter's Warrant and the Redeemable Warrants.

          5. The Underwriter's Warrant shall not entitle the Holders to any voting rights or other rights as stockholders of the Company.

          6.  (a)  (i)    The Company shall advise the Holders or its
transferees, whether the Holders hold the Underwriter's Warrant or have exercised the Underwriter's Warrant and hold shares of Common Stock and/or Redeemable Warrants by written notice at least four weeks prior to the filing of any post-effective amendment to the Registration Statement or of any new registration statement or post-effective amendment thereto under the Act covering any securities of the Company, for its own account or for the account of others, except for any registration statement filed on Form S-4 or S-8, and will, for a period of seven years from the Effective Date, upon the request of the Holders, and subject to subparagraph (a)(ii) of this paragraph 6, include in any such post-effective amendment to the Registration Statement or in any new registration statement such information as may be required to permit a public offering of the Underwriter's Warrant, the Common Stock issuable upon the exercise thereof or upon exercise of the Redeemable Warrants or the Redeemable Warrants (collectively, the "Registrable Securities"). The Company shall supply prospectuses and such other document as the Holders may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities, use its best efforts to register and qualify any of the Registrable Securities for sale in such states as such Holders designate and do any and all other acts and things which may be necessary or desirable to enable such Holders to consummate the public sale or other disposition of the Registrable Securities, all at no expense to the Holders or the Underwriter, and furnish indemnification in the manner provided in paragraph 7 hereof. The Holders shall furnish information and indemnification as set forth in paragraph 7.

               (ii) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to subparagraph (a)(i) of this paragraph 6. If the managing underwriter determines that a limitation of the number of shares to be underwritten is required, the underwriter may exclude some or all Registrable Securities from such registration (the "Excluded Registrable Securities"); provided, however, that no other security-holder may include any such securities in such Registration Statement if any of the Registrable Securities have been excluded from such registration; and further provided that the Company will file a new Registration Statement covering the Excluded Registrable Securities, at the Company's expense, within six months after the completion of such underwritten offering.

          (b) If any 50% Holder (as defined below) shall give notice to the Company at any time to the effect that such Holder desires to register under the Act any or all of the Registrable Securities under such circumstances that a public distribution (within the meaning of the Act) of any such securities will be involved, then the Company will promptly, but no later than four weeks after receipt of such notice, file a post-effective amendment to the current Registration Statement or a new registration statement pursuant to the Act, so that such designated Registrable Securities may be publicly sold under the Act as promptly as practicable thereafter and the Company will use its best efforts to cause such registration to become and remain effective (including the taking of such steps as are necessary to obtain the removal of any stop order) within 90 days after the receipt of such notice, provided, that such Holder shall furnish the Company with appropriate information in connection therewith as the Company may reasonably request in writing. The 50% Holder may, at its option, request the filing of a post-effective amendment to the current Registration Statement or a new registration statement under the Act on two occasions during the four-year period beginning one year from the Effective Date. The 50% Holder may, at its option, request the registration of the Underwriter's Warrant and/or any of the securities underlying the Underwriter's Warrant in a registration statement made by the Company as contemplated by subparagraph (a) of this paragraph 6 or in connection with a request made pursuant to this subparagraph (b) of paragraph 6 prior to acquisition of the shares of Common Stock and Redeemable Warrants issuable upon exercise of the Underwriter's Warrant. The 50% Holder may, at its option, request such post-effective amendment or new registration statement during the described period with respect to the Underwriter's Warrant, or separately as to the Common Stock and Redeemable Warrants issuable upon the exercise of the Underwriter's Warrant, and such registration rights may be exercised by the 50% Holder prior to or subsequent to the exercise of the Warrant. Within ten days after receiving any such notice pursuant to this subparagraph (b) of paragraph 6, the Company shall give notice to any other Holders of the Underwriter's Warrant, advising that the Company is proceeding with such post-effective amendment or registration statement and offering to include therein the securities underlying that part of the Warrant held by the other Holders, provided that they shall furnish the Company with such appropriate information (relating to the intentions of such Holders) in connection therewith as the Company shall reasonably request in writing. All costs and expenses of the first post-effective amendment or new registration statement shall be borne by the Company, except that the Holder(s) shall bear the fees of their own counsel and any underwriting discounts or commissions applicable to any of the securities sold by them. All costs and expenses of the second such post-effective amendment or new registration statement shall be borne by the Holder(s). The Company will maintain such registration statement or post-effective amendment current under the Act for a period of at least six months (and for up to an additional three months if requested by the Holder(s)) from the effective date thereof. The Company shall provide prospectuses, and such other documents as the Holder(s) may request in order to facilitate the public sale or other disposition of the Registrable Securities, use its best efforts to register and qualify any of the Registrable Securities for sale in such states as such Holder(s) designate and furnish indemnification in the manner provided in paragraph 7 hereof.

               (c) The term "50% Holder" as used in this paragraph 6 shall mean the Holder(s) of at least 50% of the Underwriter's Warrant and/or the Common Stock underlying the Underwriter's Warrant and the Redeemable Warrants and shall include any owner or combination of owners of such securities, which ownership shall be calculated by determining the number of shares of Common Stock held by such owner or owners as well as the number of shares then issuable upon exercise of the Underwriter's Warrant and the Redeemable Warrants.

               (d) If at any time prior to the effectiveness of the registration statement filed in connection with an offering pursuant to this paragraph 6 the 50% Holder shall determine not to proceed with the registration, upon notice to the Company and the payment to the Company by the 50% Holder of the Company's expenses, if any, theretofore incurred in connection with the registration statement, the 50% Holder may terminate its participation in the offering, and the registration statement previously filed shall not be counted against the number of demand registrations permitted under this paragraph 6.
The 50% Holder need not pay to the Company its expenses incurred in connection with the registration statement, however, if such 50% Holder shall have determined not to proceed because of material adverse developments on the part of the Company of which such 50% Holder obtained knowledge subsequent to the giving to the Company of the written request to register Registrable Securities pursuant to this paragraph 6.

               (e) Notwithstanding the foregoing, if the Company shall furnish to such 50% Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future containing the disclosure of material information required to be included therein by reason of the federal securities laws, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period during which such disclosure would be seriously detrimental, provided that this period will not exceed 30 days and provided further, that the Company shall not defer its obligation in this matter more than once in any 12 month period.

          7. (a) Whenever pursuant to paragraph 6 a registration statement relating to the Underwriter's Warrant or any Common Stock issued or issuable upon the exercise of the Underwriter's Warrant or the Redeemable Warrants, or any Redeemable Warrants is filed under the Act, amended or supplemented, the Company will indemnify and hold harmless each Holder of the securities covered by such registration statement, amendment or supplement (such Holder being hereinafter called the "Distributing Holder"), and each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter, against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder, any such controlling person or any such underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse the Distributing Holder or such controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder or any other Distributing Holder for use in the preparation thereof.

               (b) The Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said registration statement and such amendments and supplements thereto, and each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, or arises out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof; and will reimburse the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

               (c) Promptly after receipt by an indemnified party under this paragraph 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this paragraph 7.

               (d) In case any such action is brought against any indemnified party, and it notified an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this paragraph 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          8. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of each Warrant shall be subject to adjustment from time to time upon the happening of certain events hereinafter described; provided, however, that no adjustment shall be required in respect of the Redeemable Warrants.

               (a) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, or (iv) the outstanding shares of Common Stock of the Company are at any time changed into or exchanged for a different number or kind of shares or other security of the Company or of another corporation through reorganization, merger, consolidation, liquidation or recapitalization, then appropriate adjustments in the number and kind of such securities subject to this Warrant shall be made and the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization shall be proportionately adjusted so that the Holders of this Warrant exercised after such date shall be entitled to receive the aggregate number and kind of securities which, if this Warrant had been exercised by such Holders immediately prior to such date, they would have owned upon such exercise and been entitled to receive upon such dividend, distribution, subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization. For example, if the Company declares a 2 for 1 stock distribution and the Exercise Price immediately prior to such event was $5.04 per Unit [120% of the initial public offering price of the Public Units] and the number of Units purchasable upon exercise of this Warrant was 150,000, the adjusted Exercise Price immediately after such event would be $2.52 per Unit and the adjusted number of Units purchasable upon exercise of this Warrant would be 300,000. Such adjustment shall be made successively whenever any event listed above shall occur.

               (b) In case the Company shall hereafter distribute without consideration to all holders of its Common Stock evidence of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in subparagraph (a) of this paragraph 8, or subscription rights or warrants, then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the number of Units issuable upon exercise of the Underwriter's Warrant by the Exercise Price in effect immediately prior thereto, multiplied by a fraction, the numerator of which shall be the total number of shares of Common Stock then outstanding multiplied by the current Exercise Price, less the fair market value (as determined by the Company's Board of Directors) of said assets, or evidence of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by the current Exercise Price. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

               (c) In case the Company shall issue shares of its Common Stock [excluding shares issued (i) in any of the transactions described in subparagraphs(a) or (b) of this paragraph 8; (ii) as part of the Public Units,
(iii) upon conversion or exchange of securities convertible into or exchangeable for Common Stock, (iv) upon exercise of options granted under the Company's Stock Option Plan, as amended to date, if such shares would otherwise be included in this subsection (c), (v) upon exercise of the Underwriter's Warrant or the Public Warrants or the Units or (vi) upon exercise of rights or warrants issued to the holders of the Common Stock, but only if no adjustment is required pursuant to this paragraph 8 (without regard to subsection (g) of this paragraph
8) with respect to the transaction giving rise to such rights] for a consideration per share less than the current Redeemable Warrant Exercise Price on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares plus the number of shares of Common Stock which the aggregate consideration received (determined as provided in subparagraph (f) of this paragraph 8) for the issuance of such additional shares would purchase at the current Redeemable Warrant Exercise Price, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

               (d) In case the Company shall issue any securities convertible into or exchangeable for its Common Stock (excluding securities issued in transactions described in subparagraph (b) of paragraph 8) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities (determined as provided in subparagraph (f) of paragraph 8) less than the current Redeemable Warrant Exercise Price in effect immediately prior to the issuance of such securities, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such securities plus the number of shares of Common Stock which the aggregate consideration received (determined as provided in subparagraph (f) of paragraph 8) for such securities would purchase at the current Redeemable Warrant Exercise Price, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the maximum number of shares of Common Stock of the Company deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate. Such adjustment shall be made successively whenever such an issuance is made.

               (e) Whenever the Exercise Price payable upon exercise of the Underwriter's Warrant is adjusted pursuant to subparagraphs (a), (b), (c) or (d) of paragraph 8, the number of shares of Common Stock purchasable upon exercise of this Underwriter's Warrant shall simultaneously be adjusted by multiplying the number of shares of Common Stock issuable upon exercise of this Underwriter's Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

               (f) For purposes of any computation respecting consideration received pursuant to subparagraphs (c) and (d) of paragraph 8, the following shall apply:

                    (i) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                    (ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof), whose determination shall be conclusive; and

                    (iii) in the case of the issuance of securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this subparagraph (f) of paragraph 8.

               (g) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this subparagraph (g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this paragraph 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 8 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section 8, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any federal income tax liability to the holders of Common Stock or securities convertible into Common Stock (including the Redeemable Warrants issuable upon exercise of the Underwriter's Warrant).

               (h) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of shares of Common Stock or other securities purchasable upon exercise of the Underwriter's Warrant to be mailed to the Holders, at their addresses set forth herein, and shall cause a certified copy thereof to be mailed to the Company's transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this paragraph 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

               (i) In the event that at any time, as a result of an adjustment made pursuant to the provisions of this paragraph 8, the Holders of the Underwriter's Warrant thereafter shall become entitled to receive any securities of the Company, other than Common Stock and the Redeemable Warrants included in the Units, thereafter the number of such other securities so receivable upon exercise of the Underwriter's Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subparagraphs (a) to (g), inclusive of this paragraph (i).

          9. This Agreement shall be governed by and in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, ROCKWELL MEDICAL TECHNOLOGIES, INC. has caused this Underwriter's Warrant to be signed by its duly authorized officers, and this Underwriter's Warrant to be dated __________________, 1997.


                                ROCKWELL MEDICAL TECHNOLOGIES, INC.


                                By: ______________________________________
                                    Name:
                                    Title:

                                 PURCHASE FORM
                  (To be signed only upon exercise of Warrant)

          The undersigned, the holder of the foregoing Underwriter's Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, ______________ Units of ROCKWELL MEDICAL TECHNOLOGIES, INC., each Unit consisting of one (1) share of Common Stock, no par value per share, and two (2) Redeemable Common Stock Purchase Warrants each to purchase one (1) share of Common Stock, and herewith makes payment of $_____________________ therefor (or hereby surrenders and delivers that portion of the Underwriter's Warrant having equivalent value (as determined in accordance with the provisions of subparagraph (d) of paragraph 2 of the Underwriter's Warrant)), and requests that the certificates for shares of Common Stock and Redeemable Warrants be issued in the name(s) of, and delivered to _____________________, whose address(es) is (are):




Dated:  _________________________, 19_________


                                ______________________________________________
                                Signature


                               (Print name under signature)
                               (Signature must conform in all respects to the
                                name of holder as specified on the face of the Underwriter's Warrant).

                                ===============================================
                                 (Insert Social Security or Other
                                 Identifying Number of Holder)


                               FORM OF ASSIGNMENT


            (To be executed by the registered holder if such holder
                        desires to transfer the Warrant)

          FOR VALUE RECEIVED __________________________________________________

hereby sells, assigns and transfers unto_______________________________________

                (Please print name and address of transferee)




this Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________________ _____________________ Attorney, to transfer the within Warrant on the books of ROCKWELL MEDICAL TECHNOLOGIES, INC., with full power of substitution.


Dated: ________________________


                                         Signature _____________________

                                             (Print name under signature)
                                         (Signature must conform in all
                                         respects to the name of holder as
                                         specified on the face of the
                           Underwriter's Warrant).





                                         ================================
                                         (Insert Social Security or Other
                                          Identifying Number of Holders)